GAIN Capital Announces Monthly Metrics for August 2017

BEDMINSTER, N.J., September 11, 2017/PRNewswire/ -- GAIN Capital Holdings, Inc. (NYSE: GCAP) (“GAIN” or “the Company”) today reported certain operating metrics for the month of August 2017.

	Aug-17	Jul-17	Aug-16	Sequential Change	Year-over-year change
Retail Segment
OTC Trading Volume (1)	$237.7	$204.5	$191.9	16.2%	23.9%
OTC Average Daily Volume	$10.3	$9.7	$8.3	6.2%	24.1%
Active OTC Accounts (2)	133,965	132,436	132,367	1.2%	1.2%

Institutional Segment
ECN Volume (1)	$279.8	$211.3	$150.1	32.4%	86.4%
ECN Average Daily Volume	$12.2	$10.1	$6.5	20.8%	87.7%
Swap Dealer Volume (1)	$77.5	$57.4	$72.6	35.0%	6.7%
Swap Dealer Average Daily Volume	$3.4	$2.7	$3.2	25.9%	6.3%

Futures Segment
Number of Futures Contracts	568,087	472,134	650,230	20.3%	(12.6)%
Futures Average Daily Contracts	24,699	23,607	28,271	4.6%	(12.6)%
Active Futures Accounts (2)	8,055	7,996	8,638	0.7%	(6.7)%

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All volume figures reported in billions.
1 US dollar equivalent of notional amounts traded.
2 Accounts that executed a transaction during the last 12 months.

Historical metrics and financial information can be found on the Company's investor relations website http://ir.gaincapital.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of GAIN's financial performance. GAIN undertakes no obligation to publicly update or review previously reported operating data.

About GAIN

GAIN Capital Holdings, Inc. provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com.

Investor Relations Contact
Lauren Tarola, Edelman for GAIN Capital
+1 908.731.0737
ir@gaincapital.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com